Exhibit 99.1

AgeX Therapeutics Reports Third Quarter 2020 Financial Results and Provides Business Update

  Sublicensed stem cell line ESI-053 to ImStem Biotechnology for development of cell therapy candidate IMS001 for COVID-19 and acute respiratory distress syndrome from other causes.
  Expanded agreement related to ESI clinical-grade pluripotent stem cell lines to provide AgeX independence to sublicense ESI lines to industry and academia for development of cellular therapeutics.

ALAMEDA, Calif.--(BUSINESS WIRE)--November 16, 2020--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing innovative regenerative therapeutics to treat human diseases to increase healthspan and combat the effects of aging, reported financial and operating results for the third quarter ended September 30, 2020.

Q3 Highlights

  AgeX sublicensed stem cell line ESI-053 to ImStem Biotechnology, Inc., a biopharmaceutical company developing embryonic stem cell (ESC)-derived mesenchymal stem cells (MSCs), for development of cell therapy candidate IMS001 for COVID-19 and acute respiratory distress syndrome (ARDS). The sublicense grants ImStem a non-exclusive, royalty-bearing sublicense to use AgeX’s clinical-grade ESC line ESI-053 to derive ImStem’s investigational MSC product candidate IMS001 for development of treatments for COVID-19 and for ARDS from other causes. ImStem will endeavor to file one or more investigational new drug (IND) applications for IMS001 in COVID-19 and/or ARDS with the U.S. Food and Drug Administration (FDA) or equivalent EU regulatory agency within 18 months. Under the agreement, AgeX will be entitled to receive revenues in the form of royalties on the sale of IMS001, if successfully developed by ImStem and approved for marketing by the FDA or foreign regulatory authorities, as well as a share of certain other revenues that ImStem may receive in connection with the development or commercialization of IMS001 in COVID-19 and ARDS treatment.
  AgeX, Lineage Cell Therapeutics and ES Cell International amended their License Agreement regarding ESI clinical-grade pluripotent stem cell lines for therapeutics purposes. The amendment secures AgeX independence to license out ESI cell lines as part of its collaboration and licensing model. The ESI stem cell lines are distinguished as the first clinical-grade human pluripotent stem cell lines created under current Good Manufacturing Practice as described in Cell Stem Cell (2007;1:490-4). They are listed on the National Institutes of Health (NIH) Stem Cell Registry and are among the best characterized and documented stem cell lines in the world. ESI cells are among only a few pluripotent stem cell lines from which a derived cell therapy product candidate has been granted FDA IND clearance for human studies.

“This quarter, we continued to build upon our licensing and collaboration model through our new agreement with ImStem that provides us an avenue for participating financially in potential treatments for COVID-19 and acute respiratory distress syndrome or ARDS. Since the first of the year, AgeX has entered into six agreements that could lead to the development of new cell therapies by our licensees and collaborators, which utilize our core technologies and cell lines with potential future income streams to AgeX,” said Greg Bailey M.D., Chairman of AgeX. “In addition, expansion of our agreement related to ESI clinical-grade pluripotent stem cell lines will now allow us independence to build ESI cell lines as a to-go-to source for deriving cell based therapeutics across the industry.”

Liquidity and Capital Resources

AgeX is in need of additional capital to finance its operations. On March 30, 2020, AgeX entered into a Secured Convertible Facility Agreement (the “New Loan Agreement”) with Juvenescence Limited pursuant to which AgeX may borrow funds from time to time. As of November 16, 2020, AgeX has borrowed $5.5 million and may draw additional funds from time to time subject to Juvenescence’s discretion, prior to the contractual repayment date on March 30, 2023. AgeX may not draw down more than $1.0 million in any single draw. More information about the New Loan Agreement can be found in AgeX’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020, and September 30, 2020 filed with the Securities and Exchange Commission on March 30, 2020, May 14, 2020, August 14, 2020, and November 16, 2020, respectively.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, and considering that loans from Juvenescence under the New Loan Agreement will be subject to Juvenescence’s discretion, AgeX believes that its cash and cash equivalents, the remaining $2.5 million available under the New Loan Agreement and reduction in staff in May 2020 would not be sufficient to satisfy its anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Third Quarter 2020 Operating Results

Revenues: Total revenues for the third quarter of 2020 were $434,000 as compared with $411,000 for the third quarter of 2019. AgeX revenues are primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. Revenues in 2020 also included approximately $40,000 of allowable expenses under AgeX’s research grant from the NIH. Revenues from that grant were $41,000 in the same period in 2019.

Operating expenses: Operating expenses for the three months ended September 30, 2020 were $2.8 million as compared to $3.6 million for the same period in 2019. Operating expenses are comprised of research and development expense and general and administrative expenses. On an as-adjusted basis, operating expenses for the three months ended September 30, 2020 were $2.3 million as compared to $3.0 million for the same period in 2019.

The reconciliation between GAAP and non-GAAP operating expenses is provided in the financial tables included with this earnings release.

Research and development expenses were $0.8 million during the three months ended September 30, 2020, a $0.6 million decrease from $1.4 million during the same period in 2019. The decrease was primarily attributable to the layoff of 11 research and development personnel in May 2020 and the elimination of shared services payments to Lineage Cell Therapeutics, Inc. (“Lineage”) with the termination of our Shared Facilities and Services Agreement on September 30, 2019.

General and administrative expenses decreased by $0.3 million to $1.9 million during the three months ended September 30, 2020 from $2.2 million during the same period in 2019 despite an increase in head count resulting from the employment of AgeX’s own finance team commencing in October 1, 2019. These increases were offset by a decrease in noncash stock-based compensation expense, travel and related expenses with the shelter in place mandates since March 15, 2020 resulting from the COVID-19 pandemic, and the elimination of shared facilities and services fees from Lineage following the termination of the Shared Facilities and Services Agreement on September 30, 2019.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,107	$2,352
Accounts and grants receivable, net	241	363
Prepaid expenses and other current assets	581	1,339
Total current assets	1,929	4,054

Property and equipment, net	442	1,126
Deposits and other long-term assets	100	111
Intangible assets, net	1,732	2,151
TOTAL ASSETS	$4,203	$7,442

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,806	$1,582
Loan due to Juvenescence, net of debt issuance cost, current portion	1,884	-
Related party payables, net	71	64
Deferred revenues	255	283
Right-of-use lease liability	109	428
Paycheck Protection Program Loan	435	-
Insurance premium liability and other current liabilities	294	940
Total current liabilities	4,854	3,297

Loan due to Juvenescence, net of debt issuance cost, net of current portion	3,095	1,528
TOTAL LIABILITIES	7,949	4,825

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of September 30, 2020 and December 31, 2019	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,689 and 37,649 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	90,880	88,353
Accumulated other comprehensive income	92	69
Accumulated deficit	(94,627)	(86,208)
AgeX Therapeutics, Inc. stockholders’ equity (deficit)	(3,651)	2,218
Noncontrolling interest	(95)	399
Total stockholders’ equity (deficit)	(3,746)	2,617
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,203	$7,442

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Subscription and advertisement revenues	$309	$278	$945	$898
Grant revenues	40	41	162	103
Other revenues	85	92	256	178
Total revenues	434	411	1,363	1,179

Cost of sales	(50)	(49)	(120)	(165)

Gross profit	384	362	1,243	1,014

OPERATING EXPENSES:
Research and development	839	1,447	3,792	4,435
General and administrative	1,949	2,194	5,675	6,422
Total operating expenses	2,788	3,641	9,467	10,857

Loss from operations	(2,404)	(3,279)	(8,224)	(9,843)

OTHER INCOME/(EXPENSES):
Interest income (expense), net	(149)	8	(288)	53
Other income (expense), net	(12)	48	(6)	277
Total other income (expense), net	(161)	56	(294)	330

NET LOSS BEFORE INCOME TAXES	(2,565)	(3,223)	(8,518)	(9,513)
Income tax provision	-	(54)	-	(130)

NET LOSS	(2,565)	(3,277)	(8,518)	(9,643)
Net loss attributable to noncontrolling interest	22	56	99	200

NET LOSS ATTRIBUTABLE TO AGEX	$(2,543)	$(3,221)	$(8,419)	$(9,443)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.07)	$(0.09)	$(0.22)	$(0.25)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,679	37,640	37,662	37,143

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(8,419)	$(9,443)
Net loss attributable to noncontrolling interest	(99)	(200)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	-	(354)
Depreciation expense	370	38
Amortization of intangible assets	419	419
Amortization of right-of-use asset	316	200
Amortization of debt issuance cost	277	17
Stock-based compensation	751	1,487
Foreign currency remeasurement gain (loss) and other	58	85
Changes in operating assets and liabilities:
Accounts and grants receivable, net	94	(103)
Prepaid expenses and other current assets	767	331
Accounts payable and accrued liabilities	237	319
Related party payables	16	187
Insurance premium liability	(713)	(600)
Deferred revenues and other liabilities	(271)	(132)
Net cash used in operating activities	(6,197)	(7,749)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	-	354
Security deposit paid	-	(74)
Purchase of equipment and other	(20)	(346)
Net cash used in investing activities	(20)	(66)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	-	4,500
Draw down on loan facility from Juvenescence	4,700	500
Proceeds from Paycheck Protection Program Loan	433	-
Payment of debt related costs	(149)	-
Repayment of financing lease liability	(15)	(22)
Net cash provided by financing activities	4,969	4,978

Effect of exchange rate changes on cash and cash equivalents	3	(2)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,245)	(2,839)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	2,452	6,707
At end of the period	$1,207	$3,868

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measure
Adjusted Operating Expenses

	Amounts In Thousands and Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Operating Expenses - as reported	$ 2,788	3,641	$ 9,467	$ 10,857
Stock-based compensation expense (1)	(232)	(491)	(751)	(1,487)
Depreciation and amortization expense (1)	(263)	(156)	(789)	(457)
Non-GAAP Operating Expenses, as adjusted	$ 2,293	$2,994	$ 7,927	$ 8,913

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (2)	$ 2,449	$ 3,114	$ 7,955	$ 9,150
LifeMap Sciences, Inc. and subsidiary (3)	339	527	1,512	1,707
GAAP Operating Expenses - by entity	$ 2,788	$ 3,641	$ 9,467	$ 10,857

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$ 2,066	$ 2,583	$ 6,755	$ 7,552
LifeMap Sciences, Inc. and subsidiary	227	411	1,172	1,361
Non-GAAP Operating Expenses - as adjusted, by entity	$ 2,293	$ 2,994	$ 7,927	$ 8,913

(1)	Noncash charges
(2)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(3)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Contact for AgeX:
Andrea Park
apark@agexinc.com
(510) 671-8620